UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: October 1, 2009

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane
New Castle, PA 16105
(Address of principal executive offices)

(724) 654-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01  Changes in Registrant’s Certifying Accountant

Effective October 1, 2009 Rotenberg and Company LLP has merged with another CPA firm, EFP Group, to form a new firm.  All of the partners and employees of Rotenberg and Company LLP and EFP Group have joined the new firm, EFP Rotenberg LLP.  EFP Rotenberg LLP succeeds Rotenberg and Company LLP as the independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 6, 2009

Axion Power International, Inc.

By:	/s/ Donald Hillier
Donald Hillier
Chief Financial Officer